Exhibit 10.42

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made July 27, 2011 between the Borrower and Lender identified in the attached Authorization issued by the U.S. Small Business Administration # 47671350-10 (“SBA”) to Lender, dated July 8, 2011. (“Authorization”).

SBA has authorized a guaranty of a loan from Lender to Borrower for the amount and under the terms stated in the attached Authorization (the “Loan”).

In consideration of the promises in this Agreement and for other good and valuable consideration, Borrower and Lender agree as follows:

1.                                       Subject to the terms and conditions of the Authorization and SBA’s Participating Lander Rules as defined in the Guarantee Agreement between Lender and SBA, Lender agrees to make the Loan if Borrower:

a.                                       Provides Lender with all certifications; documents or other information Lender is required by the Authorization to obtain from Borrower or any third party;

b.                                      Executes a note and any other documents required by Lender; and

c.                                       Does everything necessary for Lender to comply with the terms and conditions of the Authorization (“Borrower’s Obligations”).

2.                                       The terms and conditions of this Agreement

a.                                       Are binding on Borrower and Lender and their successors and assigns;

b.                                      Will remain in effect after the closing of the Loan.

3.                                       Failure to abide by any of the Borrower’s Obligations or terms of the Authorization that pertain to the Borrower will constitute an event of default under the note and other loan documents.

BORROWER:			LENDER:

Erin Property Holdings, LLC			BANK OF ATLANTA

By:	/s/ Chris Brogdon	(L.S.)	By:	/s/ Thomas L. Dorman
Chris Brogdon, Manager			Name:	Thomas L. Dorman
			Title:	S.V.P.

[BANK SEAL]